As filed with the Securities and Exchange Commission on July 31, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3362547 (I.R.S. Employer Identification No.)

45 Glover Avenue, Norwalk, Connecticut (Address of Principal Executive Offices)	06850 (Zip Code)

FactSet Research Systems Inc. 2025 Employee Stock Purchase Plan
(Full titles of the plans)

Christopher McLoughlin
Executive Vice President, Chief Legal Officer
FactSet Research Systems Inc.
45 Glover Avenue
Norwalk, Connecticut, 06850
(Name and address of agent for service)

(203) 810-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by FactSet Research Systems Inc. (the “Company”), to register 500,000 shares of its common stock; $0.01 par value (“Common Stock”) issuable to eligible recipients under the FactSet Research Systems Inc. 2025 Employee Stock Purchase Plan (the “ESPP”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the Plans, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectuses as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the Commission, are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Company’s annual report form 10-K for the fiscal year ended August 31, 2024;

(2)
All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Company’s Annual Report referred to in (a) above.

(3)
The description of the Company’s Common Stock contained in the FactSet Research Systems Inc. Registration Statement on Form S-1 (File No. 333-04238), filed with the Commission on June 26, 1996, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, in no event will any information that the Company has or may from time to time furnish to the Commission (including pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) be incorporated by reference into, or otherwise become a part of, this Registration Statement, unless the applicable report explicitly states such information is incorporated by reference into this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (c) of Section 145 provides that to the extent a present or former director or officer has been successful in defense of any action referred to in subsections (a) and (b), or in defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred.

Subsection (e) of Section 145 authorizes the corporation to pay expenses of the indemnitee in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Subsection (g) of Section 145 authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for: (i) in the case of a director or officer, liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) in the case of a director or officer, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, payments of unlawful dividends or unlawful stock repurchases or redemptions, (iv) in the case of a director or officer, for any transaction from which the director or officer derived an improper personal benefit or (v) in the case of an officer, in any action by or in the right of the corporation.

The Company’s Second Amended and Restated Certificate of Incorporation, dated January 6, 2023 (the “Certificate of Incorporation”), provides that, to the fullest extent permitted by the DGCL, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company’s Certificate of Incorporation further provides that officers and directors shall be indemnified to the fullest extent permitted by applicable law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on January 10, 2023)
4.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on September 19, 2024)
5.1*	Opinion of Cravath, Swaine & Moore LLP
23.1*	Consent of Cravath, Swaine & Moore LLP (contained in its opinion filed as Exhibit 5.1 hereto)
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm for FactSet
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
99.1*	FactSet Research Systems Inc. 2025 Employee Stock Purchase Plan
107*	Filing Fee Table

*          Filed herewith.

Item 9.	Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, Connecticut, on this  31st day of July, 2025.

FACTSET RESEARCH SYSTEMS INC.

By:	/s/ HELEN L. SHAN
	Name:	Helen L. Shan
	Title:	Executive Vice President, Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned officers and directors of FactSet Research Systems Inc. hereby severally constitutes and appoints F. Philip Snow, Helen L. Shan, Christopher McLoughlin and Gregory T. Moskoff and each of them acting alone, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. PHILIP SNOW	Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2025
F. Philip Snow

/s/ HELEN L. SHAN	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	July 31, 2025
Helen L. Shan

/s/ GREGORY T. MOSKOFF	Managing Director, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 31, 2025
Gregory T. Moskoff

/s/ ROBIN A. ABRAMS	Chair	July 31, 2025
Robin A. Abrams

/s/ SIEW KAI CHOY	Director	July 31, 2025
Siew Kai Choy

/s/ BARAK EILAM	Director	July 31, 2025
Barak Eilam

/s/ MALCOLM FRANK	Director	July 31, 2025
Malcolm Frank

/s/ LAURIE G. HYLTON	Director	July 31, 2025
Laurie G. Hylton

/s/ JAMES J. MCGONIGLE	Director	July 31, 2025
James J. McGonigle

/s/ LEE SHAVEL	Director	July 31, 2025
Lee Shavel

/s/ LAURIE SIEGEL	Director	July 31, 2025
Laurie Siegel

/s/ MARIA TERESA TEJADA	Director	July 31, 2025
Maria Teresa Tejada

/s/ ELISHA WIESEL	Director	July 31, 2025
Elisha Wiesel